EXHIBIT 10.1

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into effective as of March 15, 2017, by and between AP3-SD1 CAMPUS POINT LLC, a Delaware limited liability company (“Landlord”) and HERON THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated as of October 18, 2016 (the "Original Lease”), as amended by that certain Notice of Lease Term Dates dated December 14, 2016 (“Commencement Notice”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at 4242 Campus Point Court, Suite 200, San Diego, California 92121.

B. Except as otherwise set forth herein, all capitalized terms used in this First Amendment shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant now desire to amend the Lease upon the terms and provisions contained herein.

D. The Original Lease, Commencement Notice and this First Amendment shall hereinafter be referred to collectively as the “Lease”.

R E C I T A L S:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Lease Expiration Date. Section 1 of the Commencement Notice is hereby modified, replacing “April 16, 2024” with “April 15, 2024” as the Lease Expiration Date.

2. Abated Base Rent. Landlord and Tenant hereby agree that Phase One and Phase Two of the Premises were delivered Ready for Occupancy on the Anticipated Delivery Dates of December 1, 2016 and March 1, 2017, respectively. Section 3.2 is hereby deleted in its entirety and replaced with the following:

“3.2 Abated Base Rent. Notwithstanding any contrary provisions set forth in this Article 3 and in Section 4 of the Summary, Tenant shall not be obligated to pay the monthly installments of Base Rent attributable to the Premises for the first two (2) full calendar months of the Lease Term, and then shall be obligated to pay only one-half (1/2) of the Base Rent attributable to the Premises for the third (3rd), fourth (4th) and fifth (5th) full calendar months of the Lease Term (collectively, the “Base Rent Abatement”; such period of abatement hereinafter referred to as the “Base Rent Abatement Period”), which Base Rent Abatement Period shall run from December 1, 2016 through April 30, 2017. The Base Rent Abatement shall not exceed an aggregate of Three Hundred Seventy-Nine Thousand Twenty-Six and 36/100 Dollars ($379,026.36) (i.e., $108,293.25 per month during the first and second full calendar months of the Lease Term, and $54,146.62 per month during the third (3rd) through and including the fifth (5th) full calendar months of the Lease Term). Tenant acknowledges and agrees that during such Base Rent Abatement Period, such abatement of Base Rent shall have no effect on the calculation of any Direct Expenses payable by Tenant pursuant to the terms of this Lease, which Direct Expenses (if any) shall be payable during the Base Rent Abatement Period without regard to the Base Rent Abatement. Additionally, notwithstanding the foregoing, Tenant shall remain and be obligated to pay during the Base Rent Abatement Period all “Additional Rent,” as that term is defined in Section 4.1. The foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in Economic Default or Material Non-Economic Default under this Lease at any time during the Base Rent Abatement Period beyond the expiration of all applicable notice and cure periods, if any, then the unamortized portion of the Base Rent Abatement granted to Tenant pursuant to this Section 3.2 may be considered when determining the remedies available to Landlord pursuant to the terms of Article 19 of this Lease.”

3. Additional Allowance; Amortization of Rent. Pursuant to Section 2 of the Work Letter, Tenant hereby acknowledges that it has exercised its option for and received the funds associated with the Additional Allowance in the total amount of $424,125.00 and that no Additional Allowance funds are available for Tenant’s use. In addition to the payment of monthly Base Rent, Tenant hereby agrees that the Additional Allowance funds shall be amortized over an eighty-four (84) month period for payment at the rate of $6,610.50 per month (“Additional Monthly Base Rent”), commencing on April 15, 2017 and continuing through and including April 15, 2024.

4. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"Landlord”:

AP3-SD1 CAMPUS POINT LLC,
a Delaware limited liability company

By: /s/ W. Neil Fox, III
Name: W. Neil Fox, III
Its: Chief Executive Officer

"Tenant”:

HERON THERAPEUTICS, INC.,

a Delaware corporation

By: /s/ David Szekeres
Name: David Szekeres
Its: Senior Vice President, General Counsel